August 27, 2024 Q2 FY2025 Letter to Shareholders

Q2 FY2025 Letter to SharehoLderS 2 Table of Contents to our Shareholders 3 technology highlights 6 Go-to-Market highlights 8 Q2 FY2025 Financials 10 Guidance 13 Closing 14

Q2 FY2025 Letter to SharehoLderSSENTINELONE 3 01 To Our Shareholders Our Q2 results once again demonstrate high growth with substantial margin improvement. We exceeded our expectations on all key metrics, including ARR, revenue, gross margin, and operating margin. Our teams executed well, and we maintained our industry leading revenue growth and set new company re- cords for GAAP and non-GAAP gross, operating, and net income margin. Importantly, we achieved a sig- nificant profitability milestone—our first-ever quarter of positive non-GAAP net income and earnings per share, a tremendous achievement. In Q2, revenue grew 33% year-over-year (y/y) to $199 million, and Annualized Recurring Revenue (ARR) grew 32% y/y to $806 million. Our Q2 net new ARR outperformed our expectation by a double-digit percentage. And, we continue to expect new business growth trends to improve in the second half of the year. Based on our business and go-to-market momentum, we’re also raising our revenue guidance for the fiscal year ‘25. Our pace and progress toward profitability remains best-in-class. We delivered a record-high GAAP and non- GAAP gross margin of 75% and 80%, respectively, with our non-GAAP operating margin nearing break-even. In parallel, we achieved our first ever quarter of positive non-GAAP net income and earnings per share. These results show the scalability of our business model and the potential for continued operating leverage. Demand in Q2 was broad based. We continue to lead with best-in-class technology, transparency, and trust. We’re securing an increasing number of businesses of all sizes and geographies, from the largest global enterprises to smaller businesses through our partnerships with MSSPs. Customers with more than $100,000 in ARR grew 24% y/y, and customers with more than $1 million in ARR grew even faster, reaching another company record. Platform expansion rates remain healthy and consistent with recent trends. Our platform adoption and success with larger enterprises continues to drive higher ARR per customer, which increased by a double-digit percentage y/y to a record high in Q2. We’re succeeding with our strategy to drive a higher portion of our business mix through new customer growth. Long term, this will open doors for significant future expansion across our customer base. Among platform solutions, endpoint remains a significant growth driver for our business, and we continue to gain market share. According to the IDC Worldwide Modern Endpoint Security Market Shares 2023 report, SentinelOne grew at the fastest pace among the top 10 vendors in 2023. We expect this momentum to con- tinue, especially as we expand strategic partnerships to bring SentinelOne to more businesses and endpoints than ever before. In addition, our emerging solutions like Data, Purple AI, and Cloud continued to outpace the overall company growth rate in Q2. For instance, Purple AI is proving to be truly transformative and we’re seeing great customer traction. Within months after general availability, Purple AI adoption has surpassed our expectations and contributed to Q2 outperformance. As one of the industry’s most advanced generative AI security solutions, Purple AI unifies, accelerates, and simplifies security operations. Customers are seeing real productivity gains with 80% faster threat hunting and investigations. Overall, our Q2 performance showcases strong execution and significant progress on the go-to-market ini- tiatives outlined last quarter. We've brought in proven leaders, and—we’re optimizing our processes and ex- panding our market presence. Our progress on these initiatives is yielding positive results, which is evidenced by stronger new business generation, competitive win rates, and growth outlook. In Q2, we made significant progress in elevating our market presence and creating new strategic routes to market. We’re expanding the scale and scope of SentinelOne across the cyber ecosystem including incident response providers, cyber insur- ance providers, managed security service providers (MSSPs), and so much more.

Q2 FY2025 Letter to SharehoLderSSENTINELONE 4 Little has changed in recent months from a macro economic perspective, yet a lot has changed in the cyber- security industry. These are unprecedented times—the frequency, complexity, and costs of cyberattacks are reaching new heights. At the same time, the performance shortcomings of other market offerings are becom- ing visible to the public. In just the last few months, we’ve seen high-profile breaches and system failures from the top two endpoint market share vendors. These incidents are extremely disruptive for the millions of people and thousands of businesses who expect reliability from their security providers. Our top priority during this time has been to support our customers and enterprises around the world—providing resources and having objective conversations about technology. The latest global IT outage highlights the significance of platform architectures, process controls, and building resilient security operations. The scale and disruption caused by this incident is a stark reminder of the risks posed by vendor concentration. The cost of protection should never exceed the consequences of a breach. This was an avoidable incident that was born out of risk-prone software deployment practices and a fragile product architecture. In the cybersecurity industry, we share a fundamental goal: to deliver protection and reliability. Partners and customers expect us to deliver on this promise. A key lesson our industry has learned is the importance of product architecture. Understandably, customers and partners are now looking for better platform architectures and building more resilient cyber-defenses. Some of the largest enterprises in the world are now evaluating and appreciating the Singularity platform’s breadth and superiority relative to the competitive offerings – and, they are positively surprised. As always, our goal is to minimize security risk and maximize resilience for enterprises while providing optionality to gain leading security capabilities—security and resilience above all else. As a result, customer interest in our platform and AI-based security has distinctly risen. At SentinelOne, we continue to lead with better technology and customer transparency. Early on, we purpose-built an agent that can simultaneously run dual AI-based detection engines both cloud natively and on-device. We patented behavioral AI for real-time protection on the device, complemented by comprehensive context and triage in the cloud. Redundancy in this context is mission-critical and is not a function of constant software updates. At SentinelOne, we take an open platform ecosystem approach to security to give enterprise flexibility and choice. Most importantly, our platform architecture and behavioral AI-based detection capabilities are pat- ented and unique. When we say autonomous, these are not marketing claims, but a description of how our product works. We’ve entered a New Dawn—a stronger SentinelOne in a more complex cyber landscape. As always, our goal remains delivering the leading security and value to customers and partners. Our teams are executing well and our go-to-market is gaining momentum. We have the winning technology, and our competitive po- sition is stronger than ever. Our financial performance remains industry-leading, and we achieved positive net income for the first time. For years, we’ve led the industry with innovations—and now, we’re seeing an expanding interest in SentinelOne’s AI-powered autonomous security. With $1.1 billion of cash and equiva- lents on the balance sheet, we’re focused on diverse investment opportunities and new growth avenues for the business. We’re optimally positioned to deliver what enterprises need most: leading AI-powered security and resilient cyber-defense.

Q2 FY2025 Highlights

(All metrics are compared to the second quarter of fiscal year 2024, unless otherwise noted)

- Revenue grew 33% to $199 million, compared to $149 million. ARR grew 32% to $806 million, compared to $612 million.
- Customers with an ARR of $100,000 or more grew 24% to 1,233. Customers with an ARR of $1 million or more reached a new record.
- GAAP gross margin was 75%, compared to 70%. Non-GAAP gross margin was 80%, 3 percentage points higher compared to 77%.
- GAAP operating margin was (40)%, compared to (67)%. Non-GAAP operating margin was (3)%, 19 percentage points higher compared to (22)%.
- Operating cash flow margin was 1%, compared to (8)%. Free cash flow margin was (3)%, 7 percentage points higher compared to (10)%.
- Cash, cash equivalents, and investments were $1.1 billion as of July 31, 2024.

SentinelLABS

SentinelLabs operates as an open venue for threat researchers, committed to sharing the latest threat intelligence with a growing community of cyber defenders. By providing novel findings from the world of malware, exploits, advanced persistent threats (APTs), and cybercrime, the SentinelLabs team helps global enterprises and government bodies stay ahead of their adversaries.

Research Highlights

In 2024, SentinelLabs discovered 'AcidPour', a new embedded wiper that expands on the capabilities of AcidRain, being deployed in targeted attacks against Ukrainian critical infrastructure. AcidPour affects a broad range of Linux targets with the added ability to destroy data from RAID arrays and large network storage devices. AcidPour's discovery coincides with devastating attacks on Ukraine's telecommunications sector, attributed by Ukrainian SSCIP to UAC-0165, a suspected Russian military intelligence threat actor. AcidPour's deployment underscores the evolution of cyber operations in wartime towards indiscriminate data destruction and long-term disruptive attacks against both military and civilian infrastructure.

Our tracking of state-sponsored and financial threat actors alike has unveiled notable shifts in the adversary threat landscape. An increasingly disturbing trend of cyberespionage actors using ransomware as a final stage in their operations for the purposes of financial gain, disruption, distraction, misattribution, or removal of evidence, including in attacks against critical infrastructure sectors.

At BlackHat 2024, we announced a new community initiative to tackle the evolving problem of reverse engineering Rust-based malware. Cybercriminals increasingly favor Rust for its cross-platform capabilities and resistance to traditional analysis tools. In collaboration with researchers from Intezer, SentinelLabs launched Project 0xA11C ('Oxalic'), focusing on creating accessible tools and fostering community engagement to counteract this growing threat.

SENTINELONE Q2 FY2025 LETTER TO SHAREHOLDERS 5

02 Technology Highlights

Unified AI Security Platform Delivers Superior Performance and User Experience

Our pace of innovation and autonomous security approach is setting new industry benchmarks. Early on, we took a distinctly novel product architecture approach to deliver unified data-powered security. SentinelOne purpose-built a security agent that simultaneously runs dual AI-based detection engines both cloud natively and on-device. We patented behavioral AI for real-time protection on the device complemented by comprehensive context and triage in the cloud. This approach has created a new paradigm for automation and protection to combat modern attacks while also enhancing overall enterprise resilience. SentinelOne was once again among the highest-rated vendors in the Gartner Peer Insights™ Voice of the Customer for Endpoint Protection Platforms report.



Evolution of Security
AV/Old Legacy Protection
Signatures (Antivirus)
• People powered
• Lacks scale and coverage
• Rarely finds advanced attacks
Legacy EDR: People Driving Tech
Cloud Based Monitoring
• People/expert powered; technology assisted
• Data intensive "haystack" telemetry
• Reactive responses. Complex recovery.
Tech Assisting People
SentinelOne
Purple ai
AI on Device + Cloud
• Data platform to assist people
• Machine-built context + response
• Automations shrink mean time to respond & recovery.

Our fully integrated and unified data platform offers leading AI-powered protection, simplicity, and savings for customers. Enterprises benefit from a single, unified data backend that combines data across all enterprise critical surfaces—Endpoint, Cloud, Identities, and any third party source. Every customer, regardless of the size of contract, gets leading autonomous protection and visibility. We are transforming the legacy SIEM market with our modern AI-SIEM—scalable, automated, and fully integrated with leading AI capabilities.

We're also seeing tremendous customer interest and adoption of our transformative Purple AI capabilities. Purple's generative AI capabilities are a major competitive advantage, and we have a clear time-to-market lead. Purple AI is natively integrated across our entire platform. Purple touches every aspect of managing security, and has the ability to see and manage all security events, including those of competing products. Purple alleviates the challenges of machine speed response, talent shortage, alert fatigue, and enhances analyst productivity—all while autonomously securing the enterprise. The difference is vast.

SENTINELONE Q2 FY2025 LETTER TO SHAREHOLDERS 6

We're constantly pushing the envelope with Purple AI. In Q2, we launched Alert Summaries. These provide AI-generated contextual summaries of alerts so analysts can easily view and understand the details and scope of their alerts across their environment.

Auto-Generated Alert Summary by Purple AI



Ransomware artifacts detected
Unmitigated
Critical
Ransomware
Jul 23, 2024, 20:10:06
Actions
Mitigate
Process Graph
Event Search
Overview
Indicators
Mitigation
Notes
History
graphTab
Raw data
Alert Status
New
Assigned To
Analyst Verdict
Undefined
Purple AI Summary
The alert indicates that suspicious ransomware artifacts were detected on the system. The file "9672B0.exe" located on the user's desktop was associated with behaviors typical of ransomware, including attempts to delete shadow copies, modify system recovery, tamper with Event Viewer logs, and execute malicious shellcode. The ransomware also exhibited persistence techniques by registering itself to autorun and used defense evasion tactics such as clearing event logs and accessing raw volumes. The severity of the alert is critical, and multiple MITRE ATT&CK Indicators related to Persistence, Privilege Escalation, Defense Evasion, Impact, and Execution were identified. The file manipulation behavior and anti-debug techniques further suggest malicious intent.
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Award-Winning Cloud Security: Industry Leadership and Expansion

We continue to expand our Cloud Security product offerings, which now provide extensive and highly performant runtime protection and posture management solutions.

Singularity Cloud Security has been recognized as market leading across CNAPP, CSPM, and CWPP by G2, the world's largest and most trusted software marketplace. The platform earned more than 240 awards as part of the firm's recently published 2024 Summer Grid Reports, and was the only CNAPP product to earn a 4.9 out of 5 rating based on opinions from real users.

In Q2, we made our Cloud Security Posture Management (CSPM) solution available worldwide. We also launched Cloud Infrastructure Entitlement Management (CIEM) to help organizations manage and control access rights to cloud resources. With this offering, customers can leverage the leading cloud native application protection platform (CNAPP) to detect risky and over-privileged human and machine identities, pinpoint toxic permission combinations and curtail risk from privilege escalations with greater speed and efficiency.

SENTINELONE Q2 FY2025 LETTER TO SHAREHOLDERS 7

Q2 FY2025 Letter to SharehoLderSSENTINELONE 8 03 Go-To-Market Highlights We continued to scale our business through our leading AI-powered Singularity Platform and our partner-sup- ported go-to-market. We maintained strong momentum with large enterprises and strategic partners. Our growth also was balanced across geographies, and our vast channel ecosystem continues to magnify our reach and drive platform adoption. In Q2, we began making significant strides to elevate our market presence and create new strategic routes to market. We’re expanding the scale and scope of SentinelOne across the cyber ecosystem. All of this is just the beginning of a new growth chapter for us. We’re positioning SentinelOne for long-term success in a hundred billion-dollar plus security and data market opportunity. • In the Incident Response segment, we expanded our partnership with Google—becoming a strategic endpoint vendor for Mandiant Consulting. This makes SentinelOne a partner of choice across a majority of the Incident Response ecosystem. • For the cyber insurance industry, we launched the SentinelOne Risk Assurance Initiative. In partnership with an extensive network of leading cyber insurers, we’re helping millions of SMBs seamlessly uplevel security at preferred rates while extending the reach and scale of SentinelOne. • In the federal arena, we recently launched a partnership with CISA to deliver government-wide cyber defense. As part of the CISA’s Persistent Access Capability initiative, the Singularity Platform and Data Lake will provide AI-powered, autonomous threat detection and response across federal IT assets, helping to safeguard our nation’s most critical and sensitive information. • Finally, we continue to strengthen our positioning across the MSSP ecosystem as we help new and existing partners build managed security practices. With multi-tenancy, automation capabilities, and role-based access control, SentinelOne remains a partner of choice for MSSPs.

Customer Growth

Our customer growth in Q2 was broad-based across businesses of all sizes and geographies. Our momentum with large enterprises remains strong, as our customers with ARR of $100,000 or more grew 24% y/y to 1,233. Customers with more than $1 million in ARR grew even faster, reaching another company record. Similarly, our ARR per customer continued to grow by a double-digit percentage y/y, reflecting broader platform adoption and success with large enterprises



$100K+ ARR Customers
at quarter end
24%
994
1,233
Q2'24
Q2'25

Platform Adoption and Expansion

New and existing customers are adopting more of the Singularity Platform. Traction with our platform capabilities is leading to new growth channels and diversifying our business mix. Our emerging solutions like Data, AI, and Cloud continued to outpace the overall company growth rate in Q2. For instance, Purple AI is proving to be truly transformative and we're seeing great customer traction.

Retention and expansion remained resilient across our customer base, comfortably in expansion territory. Similar to last quarter, a larger portion of our business mix was driven by new customer additions in the quarter, which we believe will open doors for significant expansion over time.

SENTINELONE Q2 FY2025 LETTER TO SHAREHOLDERS 9

04

Q2 FY2025 Financials

Our Q2 performance was driven by strong demand from new and existing customers, as well as large and mid-sized enterprises seeking to modernize their cybersecurity. We exceeded our top and bottom line expectations, driven by increased scale and operational efficiencies.

Revenue & Annualized Recurring Revenue (ARR)

Revenue grew 33% y/y to $199 million in Q2. International revenue represented 37% of total revenue, reflecting growth of 36% y/y.

ARR grew 32% y/y to $806 million at the end of Q2. Our ARR growth encompassed broad-based contributions from new customer additions, existing customer renewals, and upsells.


Annualized Recurring Revenue
$ million, year over year growth
32%
$612
$664
$724
$762
$806
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
Revenue
$ million, year over year growth
33%
$149
$164
$174
$186
$199
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25

SENTINELONE Q2 FY2025 LETTER TO SHAREHOLDERS 10

Gross Profit & Margin

Gross profit was $148 million, or 75% of revenue, compared to 70% of revenue a year ago. Non-GAAP gross profit was $158 million, or 80% of revenue, compared to 77% of revenue a year ago. This y/y increase was driven primarily by increasing scale, data efficiencies, and customers' growing platform adoption.



Gross Margin
% of revenue, GAAP & Non-GAAP
77%
79%
78%
79%
80%
70%
73%
72%
73%
75%
Q2'24
Q3'24
Q4'24
Q1'25
Q2'25
GAAP
Non-GAAP

Operating Expenses

Total operating expenses were $228 million, including $63 million of stock-based compensation (SBC) expense, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, and acquisition-related compensation costs. Total operating expenses increased 11% y/y, primarily due to an increase in headcount and stock-based compensation. Non-GAAP operating expenses were $165 million, representing 83% of revenue, compared to $148 million, or 99% of revenue, a year ago. Non-GAAP operating expenses grew 11% y/y, driven by an increase in headcount.

Research and development expenses were $64 million, up 17% y/y. On a non-GAAP basis, research and development expenses increased 9% y/y to $42 million and represented 21% of revenue, compared to 26% a year ago. The y/y increase was primarily due to higher headcount.

Sales and marketing expenses were $120 million, up 22% y/y. On a non-GAAP basis, sales and marketing expenses increased 19% y/y to $98 million and represented 49% of revenue, compared to 55% a year ago. The y/y increase was primarily due to a higher headcount.

General and administrative expenses were $44 million, down 8% y/y. On a non-GAAP basis, general and administrative expenses went down 11% y/y to $25 million and represented 12% of revenue, compared to 19% a year ago. The y/y decrease was primarily due to lower legal and SBC expenses.

SENTINELONE Q2 FY2025 LETTER TO SHAREHOLDERS 11

Operating Expenses
% of revenue, GAAP & Non-GAAP
GAAP
NON-GAAP
32%
66%
36%
22%
60%
32%
19%
55%
26%
12%
49%
21%
Q2'24
Q2'25
Q2'24
Q2'25
R&D
S&M
G&A

Operating & Net Income (Loss)

GAAP operating margin was (40)%, compared to (67)% a year ago. Non-GAAP operating margin was (3)%, compared to (22)% a year ago. The improvement in operating margin resulted from revenue growth outpacing expense increases.

GAAP net income margin was (35)%, compared to (60)% a year ago. Non-GAAP net income margin was 2%, compared to (16)% a year ago. The increase resulted from revenue growth outpacing expense increases.



Operating Income (Loss) & Margin
$ million and % of revenue, GAAP & Non-GAAP
GAAP
NON-GAAP
Q2'24
Q2'25
$(100)
$(79)
(67)%
(40)%
Q2'24
Q2'25
$(33)
$(6)
(22)%
(3)%
EBIT
EBIT Margin %

SENTINELONE Q2 FY2025 LETTER TO SHAREHOLDERS 12

Balance Sheet and Cash Flows

We ended Q2 with approximately $1.1 billion in cash, cash equivalents, and investments. Our strong balance sheet provides flexibility and support to drive sustainable growth while delivering meaningful margin expansion.

Net cash provided by (used) in operating activities for the three months ended July 31, 2024 was $2 million, compared to $(12) million a year ago. Free cash flow was $(5) million in Q2, compared to $(15) million a year ago.

05 Guidance

We are providing the following guidance for the third quarter of fiscal year 2025 (ending October 31, 2024) and for fiscal year 2025 (ending January 31, 2025):

	Q3 FY25	Full-Year FY25
Revenue	$209.5 million	$815 million
Non-GAAP gross margin	79%	79%
Non-GAAP operating margin	(3)%	(5)-(3)%

In the third fiscal quarter, we expect revenue of about $209.5 million, reflecting growth of 28% y/y. For the full fiscal year 2025, we expect revenue of about $815 million, reflecting growth of 31% at the midpoint and at the high end of our prior range of $808-815 million. We are seeing increasing enterprise interest for our Singularity Platform and differentiated AI architecture, which can help improve security and operational resilience. The global macroeconomic environment remains dynamic, yet cybersecurity is a top IT priority, driven by an intensifying threat landscape. Based on our enterprise-wide security platform, we believe we are well positioned to deliver top-tier growth across multiple large end markets.

We expect our third fiscal quarter non-GAAP gross margin to be about 79%. For the full fiscal year 2025, we expect non-GAAP gross margin to be about 79%. Both our quarterly and full-year outlooks reflect continued y/y gross margin expansion. We expect continued benefits from increasing scale, better data processing efficiencies, and platform expansion.

Finally, we expect a non-GAAP operating margin of (3)% for our third fiscal quarter and (5)-(3)% for the full fiscal year 2025. Our full-year outlook represents about 15 percentage points of y/y operating margin improvement, reflecting the increasing scale and efficiency of our business. We are investing in growing our scale and reach as well as key areas of competitive strength, notably data, AI, cloud, and endpoint.

The above statements are based on current targets as of the date of this letter, and we undertake no obligation to update them after such date. These statements are forward-looking, and actual results may differ materially due to many factors. Refer to the section titled "Forward-Looking Statements" below for information on the factors that could cause our actions and results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes SBC expense, employer payroll tax on employee stock transactions, amortization expense of acquired intangible assets, and acquisition-related compensation costs. We have not provided the most directly comparable GAAP measures on a forward-looking basis because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP gross margin and non-GAAP operating margin is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results. We have provided a reconciliation of other GAAP to non-GAAP metrics in tables at the end of this letter.

SENTINELONE Q2 FY2025 LETTER TO SHAREHOLDERS 13

Q2 FY2025 Letter to SharehoLderSSENTINELONE 14 06 Closing We will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today to discuss details of our fiscal second-quarter results. In addition, SentinelOne will host a technology session for investors on October 16, 2024, at OneCon24, our annual customer conference. SentinelOne management will be joined by customers, partners, and industry experts to discuss SentinelOne’s vision for AI-based autonomous security, new innovations, and evolution of cybersecurity. Please visit our Investor Relations website for more details. The live webcasts and replays of these events can be accessed on SentinelOne’s Investor Relations website at investors.sentinelone.com, along with the related earnings release materials. Thank you for taking the time to read our shareholder letter. We look forward to your questions on our call this afternoon. Sincerely, Tomer Weingarten Dave Bernhardt CEO and Co-founder CFO

Q2 FY2025 Letter to SharehoLderSSENTINELONE 15 Forward-Looking Statements This letter and the live webcast, which will be held at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Au- gust 27, 2024, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve risks and uncertainties, including but not limited to statements regarding our future growth, execu- tion, competitive position, and future financial and operating performance, including our financial outlook for the second quarter of fiscal year 2025 and our full fiscal year 2025, including non-GAAP gross margin and non-GAAP operating margin; timing for profitability (on a non-GAAP basis); and general market trends. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “proj- ect,” “target,” “plan,” “expect,” or the negative of these terms and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. There are a significant number of factors that could cause our actual results to differ materially from state- ments made in this press release, including but not limited to: our limited operating history; our history of loss- es; intense competition in the market we compete in; fluctuations in our operating results; actual or perceived network or security incidents against us; our ability to successfully integrate any acquisitions and strategic investments; actual or perceived defects, errors or vulnerabilities in our platform; risks associated with man- aging our rapid growth; general global market, political, economic, and business conditions, including those related to declining global macroeconomic conditions, the upcoming U.S. election, actual or perceived insta- bility in the banking sector, supply chain disruptions, a potential recession, inflation, interest rate volatility and geopolitical uncertainty, including the effects of the conflicts in the Middle East, Ukraine and tensions between China and Taiwan; our ability to attract new and retain existing customers, or renew and expand our relation- ships with them; the ability of our platform to effectively interoperate within our customers' IT infrastructure; disruptions or other business interruptions that affect the availability of our platform including cybersecurity incidents; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and risks of securities class action litigation. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our filings and reports with the Securities and Exchange Commission (SEC), including our most recent- ly filed Annual Report on Form 10-K dated March 27, 2024, subsequent Quarterly Reports on Form 10-Q and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at investors.sentinelone.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information and estimates available to us as of the date hereof, and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. We do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Non-GAAP Financial Measures In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non- GAAP financial information, when taken collectively, with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial

Q2 FY2025 Letter to SharehoLderSSENTINELONE 16 performance. However, non-GAAP financial information is presented for supplemental informational purpos- es only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period. Reconciliations between non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP are contained at the end of the earnings press release following the accom- panying financial data. Investors are encouraged to review the related GAAP financial measures and the rec- onciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business. Non-GAAP Gross Profit and Non-GAAP Gross Margin We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross mar- gin, respectively, excluding SBC expense, employer payroll tax on employee stock transactions, amortiza- tion of acquired intangible assets, acquisition-related compensation costs and restructuring charges. We believe non-GAAP gross profit and non-GAAP gross margin provide our management and investors consis- tency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these measures generally eliminate the effects of certain variables unrelated to our overall operating performance. Non-GAAP Income (loss) from Operations and Non-GAAP Operating Margin We define non-GAAP income (loss) from operations and non-GAAP operating margin as GAAP loss from op- erations and GAAP operating margin, respectively, excluding SBC expense, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, acquisition-related compensation costs and restructuring charges. We believe non-GAAP income (loss) from operations and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables unrelated to our overall operating performance. Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share, Basic and Diluted We define non-GAAP net income (loss) as GAAP net loss excluding SBC expense, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, acquisition-related compensation costs, restructuring charges and gains and losses on strategic investments. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by the weighted average common shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents out- standing during the period. We believe that excluding these items from non-GAAP net income (loss) and non- GAAP net income (loss) per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results. Free Cash Flow Free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity that provides information to management and in- vestors, even if negative, as it provides useful information about the amount of cash generated (or consumed) by our operating activities that is available (or not available) to be used for other strategic initiatives. For

Q2 FY2025 Letter to SharehoLderSSENTINELONE 17 example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to in- vest in strategic initiatives. While we believe that free cash flow is useful in evaluating our business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash provided by (used in) operating activities in accordance with GAAP. The utility of free cash flow as a measure of our liquidity is limited as it does not rep- resent the total increase or decrease in our cash balance for any given period and does not reflect our future contractual commitments. In addition, other companies, including companies in our industry, may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparison. Expenses Excluded from Non-GAAP Measures Stock-based compensation expense SBC expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operat- ing forecasts and models. Management believes that non-GAAP measures adjusted for SBC expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used. Employer payroll tax on employee stock transactions Employer payroll tax expenses related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, man- agement excludes this item from our internal operating forecasts and models. Management believes that non- GAAP measures adjusted for employer payroll taxes on employee stock transactions provide investors with a basis to measure our core performance against the performance of other companies without the variability created by employer payroll taxes on employee stock transactions as a result of the stock price at the time of employee exercise. Amortization of acquired intangible assets Amortization of acquired intangible asset expense is tied to the intangible assets that were acquired in con- junction with acquisitions, which results in non-cash expenses that may not otherwise have been incurred. Management believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of our ongoing operations and provides investors with a better com- parison of period-over-period operating results. Acquisition-related compensation costs Acquisition-related compensation costs include cash-based compensation expenses resulting from the employment retention of certain employees established in accordance with the terms of each acquisition. Acquisition-related cash-based compensation costs have been excluded as they were specifically negotiat- ed as part of the acquisitions in order to retain such employees and relate to cash compensation that was made either in lieu of stock-based compensation or where the grant of stock-based compensation awards was not practicable. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare our results against those of other companies without the vari- ability caused by purchase accounting.

Restructuring charges

Restructuring charges primarily relate to severance payments, employee benefits, stock-based compensation, impairment charges related to excess facilities, and inventory write-offs. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core operating activities. We believe that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.

Gains and losses on strategic investments

Gains and losses on strategic investments relate to the subsequent changes in the recorded value of our strategic investments. These gains and losses are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core operating activities. We believe that it is appropriate to exclude gains and losses from strategic investments from non-GAAP financial measures because it enables the comparison of period-over-period net income (loss).

Key Business Metrics

We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions.

Annualized Recurring Revenue (ARR)

We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription and, consumption and usage-based customers and to maintain and expand our relationship with existing customers. ARR represents the annualized revenue run rate of our subscription and consumption and usage-based agreements at the end of a reporting period, assuming agreements are renewed on their existing terms for customers that are under contracts with us. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates, usage, renewal rates, and other contractual terms.

Customers with ARR of $100,000 or More

We believe that our ability to increase the number of customers with ARR of $100,000 or more is an indicator of our market penetration and strategic demand for our platform. We define a customer as an entity that has an active subscription for access to our platform. We count Managed Service Providers (MSPs), MSSPs, Managed Detection & Response firms (MDRs), and Original Equipment Manufacturers (OEMs), who may purchase our products on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers.

Definitions

Customers: We define a customer as an entity that has an active subscription for access to our platform. We count MSPs, MSSPs, MDRs, and OEMs, who may purchase our product on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers.

SENTINELONE Q2 FY2025 LETTER TO SHAREHOLDERS 18

Q2 FY2025 Letter to SharehoLderSSENTINELONE 19 July 31, January 31, 2024 2024 ASSETS Current assets: Cash and cash equivalents $205,898 $256,651 Short-term investments 502,274 669,305 Accounts receivable, net 155,148 214,322 Deferred contract acquisition costs, current 57,355 54,158 Prepaid expenses and other current assets 100,601 102,895 Total current assets 1,021,276 1,297,331 Property and equipment, net 64,257 48,817 Operating lease right-of-use assets 16,535 18,474 Long-term investments 417,161 204,798 Deferred contract acquisition costs, non-current 72,091 71,640 Intangible assets, net 120,307 122,903 Goodwill 629,636 549,411 Other assets 5,856 8,033 Total assets $2,347,119 $2,321,407 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable $6,746 $6,759 Accrued liabilities 113,315 104,671 Accrued payroll and benefits 63,681 74,345 Operating lease liabilities, current 4,630 4,689 Deferred revenue, current 399,536 399,603 Total current liabilities 587,908 590,067 Deferred revenue, non-current 103,086 114,930 Operating lease liabilities, non-current 15,497 18,239 Other liabilities 6,941 4,128 Total liabilities 713,432 727,364 STOCKHOLDERS’ EQUITY Class A common stock 29 27 Class B common stock 3 3 Additional paid-in capital 3,110,843 2,934,607 Accumulated other comprehensive income (loss) 1,145 (1,550) Accumulated deficit (1,478,333) (1,339,044) Total stockholders’ equity 1,633,687 1,594,043 Total liabilities and stockholders’ equity $2,347,119 $2,321,407 SENTINELONE, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

SENTINELONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data) (unaudited)	Three Months Ended July 31,		Six Months Ended July 31,	
	2024	2023	2024	2023
Revenue	$198,937	$149,421	$385,292	$282,814
Cost of revenue[1]	50,699	44,667	100,836	87,250
Gross profit	148,238	104,754	284,456	195,564
OPERATING EXPENSES				
Research and development[1]	63,602	54,161	121,923	109,424
Sales and marketing[1]	119,617	98,262	235,447	197,433
General and administrative[1]	44,400	48,433	87,067	100,186
Restructuring(1)	—	4,255	—	4,255
Total operating expenses	227,619	205,111	444,437	411,298
Loss from operations	(79,381)	(100,357)	(159,981)	(215,734)
Interest income	12,853	11,489	24,935	22,024
Interest expense	(36)	(605)	(72)	(1,212)
Other income (expense), net	(421)	1,409	(460)	1,050
Loss before income taxes	(66,985)	(88,064)	(135,578)	(193,872)
Provision for income taxes	2,199	1,474	3,711	2,535
Net loss	$(69,184)	$(89,538)	$(139,289)	$(196,407)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.22)	$(0.31)	$(0.45)	$(0.68)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	312,615,531	293,170,401	310,358,089	290,775,910
[1] INCLUDES STOCK-BASED COMPENSATION EXPENSE AS FOLLOWS				
Cost of revenue	$5,564	$4,068	$10,433	$8,241
Research and development	20,811	15,452	38,276	30,242
Sales and marketing	18,882	13,681	36,956	26,277
General and administrative	19,420	20,705	37,565	44,695
Restructuring	—	(1,060)	—	(1,060)
Total stock-based compensation expense	$64,677	$52,846	$123,230	$108,395

SENTINELONE Q2 FY2025 LETTER TO SHAREHOLDERS 20

Q2 FY2025 Letter to SharehoLderSSENTINELONE 21 Six Months Ended July 31, 2024 2023 CASH FLOW FROM OPERATING ACTIVITIES Net loss $(139,289) $(196,407) Adjustments to reconcile net loss to net cash provided by (used in) operating activities: Depreciation and amortization 21,110 18,623 Amortization of deferred contract acquisition costs 31,252 22,263 Non-cash operating lease costs 1,939 1,973 Stock-based compensation expense 123,230 108,395 Accretion of discounts and amortization of premiums on investments, net (7,420) (11,089) Net gain on strategic investments (345) (2,000) Other 1,887 775 Changes in operating assets and liabilities, net of effects of acquisition Accounts receivable 59,258 27,926 Prepaid expenses and other assets 8,942 6,291 Deferred contract acquisition costs (34,901) (30,272) Accounts payable 10 1,044 Accrued liabilities 5,447 4,386 Accrued payroll and benefits (10,645) (4,393) Operating lease liabilities (2,800) (2,434) Deferred revenue (12,583) 15,101 Other liabilities (789) (144) Net cash provided by (used in) operating activities 44,303 (39,962) CASH FLOW FROM INVESTING ACTIVITIES Purchases of property and equipment (1,439) (494) Purchases of intangible assets (133) (213) Capitalization of internal-use software (14,544) (6,165) Purchases of investments (442,629) (350,416) Sales and maturities of investments 404,677 371,996 Cash paid for acquisitions, net of cash acquired (61,553) — Net cash (used in) provided by investing activities (115,621) 14,708 CASH FLOW FROM FINANCING ACTIVITIES Repurchase of early exercised stock options (21) — Proceeds from exercise of stock options 12,813 13,845 Proceeds from issuance of common stock under the employee stock purchase plan 8,800 6,416 Net cash provided by financing activities 21,592 20,261 NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH (49,726) (4,993) CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–BEGINNING OF PERIOD 322,086 202,406 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–END OF PERIOD $272,360 $197,413 SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)

SENTINELONE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except percentages and per share data) (unaudited)	Three Months Ended July 31,		Six Months Ended July 31,	
	2024	2023	2024	2023
COST OF REVENUE RECONCILIATION				
GAAP cost of revenue	$50,699	$44,667	$100,836	$87,250
Stock-based compensation expense	(5,564)	(4,068)	(10,433)	(8,241)
Employer payroll tax on employee stock transactions	(132)	(76)	(339)	(126)
Amortization of acquired intangible assets	(4,195)	(5,139)	(9,666)	(10,111)
Acquisition-related compensation	(39)	(128)	(312)	(251)
Inventory write-offs due to restructuring	—	(720)	—	(720)
Non-GAAP cost of revenue	$40,769	$34,536	$80,086	$67,801
GROSS PROFIT RECONCILIATION				
GAAP gross profit	$148,238	$104,754	$284,456	$195,564
Stock-based compensation expense	5,564	4,068	10,433	8,241
Employer payroll tax on employee stock transactions	132	76	339	126
Amortization of acquired intangible assets	4,195	5,139	9,666	10,111
Acquisition-related compensation	39	128	312	251
Inventory write-offs due to restructuring	—	720	—	720
Non-GAAP gross profit	$158,168	$114,885	$305,206	$215,013
GROSS MARGIN RECONCILIATION				
GAAP gross margin	75%	70%	74%	69%
Stock-based compensation expense	3%	3%	3%	3%
Employer payroll tax on employee stock transactions	—%	—%	—%	—%
Amortization of acquired intangible assets	2%	4%	3%	4%
Acquisition-related compensation	—%	—%	—%	—%
Inventory write-offs due to restructuring	—%	—%	—%	—%
Non-GAAP gross margin*	80%	77%	79%	76%
RESEARCH AND DEVELOPMENT EXPENSE RECONCILIATION				
GAAP research and development expense	$63,602	$54,161	$121,923	$109,424
Stock-based compensation expense	(20,811)	(15,452)	(38,276)	(30,242)
Employer payroll tax on employee stock transactions	(198)	(149)	(611)	(351)
Acquisition-related compensation	(789)	(298)	(1,576)	(623)
Non-GAAP research and development expense	$41,804	$38,262	$81,460	$78,208

SENTINELONE Q2 FY2025 LETTER TO SHAREHOLDERS 22

SENTINELONE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except percentages and per share data) (unaudited)	Three Months Ended July 31,		Six Months Ended July 31,	
	2024	2023	2024	2023
SALES AND MARKETING EXPENSE				
GAAP sales and marketing expense	$119,617	$98,262	$235,447	$197,433
Stock-based compensation expense	(18,882)	(13,681)	(36,956)	(26,277)
Employer payroll tax on employee stock transactions	(370)	(254)	(1,293)	(574)
Amortization of acquired intangible assets	(2,253)	(1,954)	(4,457)	(3,861)
Acquisition-related compensation	(29)	(164)	(73)	(413)
Non-GAAP sales and marketing expense	$98,083	$82,209	$192,668	$166,308
GENERAL AND ADMINISTRATIVE EXPENSE RECONCILIATION				
GAAP general and administrative expense	$44,400	$48,433	$87,067	$100,186
Stock-based compensation expense	(19,420)	(20,705)	(37,565)	(44,695)
Employer payroll tax on employee stock transactions	(341)	127	(983)	(425)
Amortization of acquired intangible assets	—	(1)	—	(2)
Acquisition-related compensation	1	(14)	—	(382)
Non-GAAP general and administrative expense	$24,640	$27,840	$48,519	$54,682
RESTRUCTURING EXPENSE RECONCILIATION				
GAAP restructuring expense	$—	$4,255	$—	$4,255
Other restructuring charges	—	(5,315)	—	(5,315)
Stock-based compensation expense	—	1,060	—	1,060
Non-GAAP restructuring expense	$—	$—	$—	$—
OPERATING LOSS RECONCILIATION				
GAAP operating loss	$(79,381)	$(100,357)	$(159,981)	$(215,734)
Stock-based compensation expense	64,677	52,846	123,230	108,395
Employer payroll tax on employee stock transactions	1,038	352	3,226	1,476
Amortization of acquired intangible assets	6,448	7,093	14,123	13,973
Acquisition-related compensation	858	604	1,961	1,669
Inventory write-offs due to restructuring	—	720	—	720
Other restructuring charges	—	5,315	—	5,315
Non-GAAP operating loss*	$(6,359)	$(33,427)	$(17,440)	$(84,186)

SENTINELONE Q2 FY2025 LETTER TO SHAREHOLDERS 23

SENTINELONE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except percentages and per share data) (unaudited)	Three Months Ended July 31,		Six Months Ended July 31,	
	2024	2023	2024	2023
OPERATING MARGIN RECONCILIATION				
GAAP operating margin	(40)%	(67)%	(42)%	(76)%
Stock-based compensation expense	33%	36%	32%	38%
Employer payroll tax on employee stock transactions	1%	—%	1%	1%
Amortization of acquired intangible assets	3%	5%	4%	5%
Acquisition-related compensation	—%	—%	1%	—%
Inventory write-offs due to restructuring	—%	—%	—%	—%
Other restructuring charges	—%	4%	—%	2%
Non-GAAP operating margin*	(3)%	(22)%	(5)%	(30)%
NET LOSS RECONCILIATION				
GAAP net loss	$(69,184)	$(89,538)	$(139,289)	$(196,407)
Stock-based compensation expense	64,677	52,846	123,230	108,395
Employer payroll tax on employee stock transactions	1,038	352	3,226	1,476
Amortization of acquired intangible assets	6,448	7,093	14,123	13,973
Acquisition-related compensation	858	604	1,961	1,669
Inventory write-offs due to restructuring	—	720	—	720
Other restructuring charges	—	5,315	—	5,315
Gain on strategic investments	(345)	(2,000)	(345)	(2,000)
Non-GAAP net income (loss)	$3,492	$(24,608)	$2,906	$(66,859)
BASIC EPS				
Weighted-average shares used in computing basic net income (loss) per share (GAAP and Non-GAAP)	312,615,531	293,170,401	310,358,089	290,775,910
GAAP basic net loss per share	$(0.22)	$(0.31)	$(0.45)	$(0.68)
Non-GAAP basic net income (loss) per share	$0.01	$(0.08)	$0.01	$(0.23)

SENTINELONE Q2 FY2025 LETTER TO SHAREHOLDERS 24

SENTINELONE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except percentages and per share data) (unaudited)	Three Months Ended July 31,		Six Months Ended July 31,	
	2024	2023	2024	2023
DILUTED EPS RECONCILIATION				
GAAP net loss per share, basic and diluted	$(0.22)	$(0.31)	$(0.45)	$(0.68)
Stock-based compensation expense	0.20	0.18	0.37	0.37
Employer payroll tax on employee stock transactions	—	—	0.01	0.01
Amortization of acquired intangible assets	0.02	0.03	0.04	0.05
Acquisition-related compensation	—	—	0.01	0.01
Inventory write-offs due to restructuring	—	—	—	—
Other restructuring charges	—	0.02	—	0.02
Gain on strategic investments	—	(0.01)	—	(0.01)
Adjustment to fully diluted earnings per share [1]	0.01	—	0.03	—
Non-GAAP net income (loss) per share, diluted	$0.01	$(0.08)	$0.01	$(0.23)
WEIGHTED-AVERAGE SHARES USED IN DILUTED NET INCOME (LOSS) PER SHARE CALCULATION				
GAAP	312,615,531	293,170,401	310,358,089	290,775,910
Non-GAAP	328,123,817	293,170,401	329,568,644	290,775,910

*Certain figures may not sum due to rounding.

[1] For periods in which we had diluted non-GAAP net income per share, the sum of the impact of individual reconciling items may not total to diluted non-GAAP net income per share because the basic share counts used to calculate GAAP net loss per share differ from the diluted share counts used to calculate non-GAAP net income per share, and because of rounding differences. The GAAP net loss per share calculation uses a lower share count as it excludes dilutive shares which are included in calculating the non-GAAP net income per share.

SENTINELONE, INC.
Reconciliation of Cash Provided by (Used in) Operating Activities to Free Cash Flow

(in thousands) (unaudited)	Three Months Ended July 31,		Six Months Ended July 31,	
	2024	2023	2024	2023
GAAP net cash provided by (used in) operating activities	$2,300	$(11,903)	$44,303	$(39,962)
Less: Purchases of property and equipment	(553)	(32)	(1,439)	(494)
Less: Capitalized internal-use software	(7,183)	(3,253)	(14,544)	(6,165)
Free cash flow	$(5,436)	$(15,188)	$28,320	$(46,621)
Net cash (used in) provided by investing activities	$(9,357)	$(16,402)	$(115,621)	$14,708
Net cash provided by financing activities	$15,059	$10,499	$21,592	$20,261
Operating cash flow margin	1%	(8)%	11%	(14)%
Free cash flow margin	(3)%	(10)%	7%	(16)%

SENTINELONE Q2 FY2025 LETTER TO SHAREHOLDERS 25

Contact Us investors@sentinelone.com sentinelone.com © Sentinelone 2024 About SentinelOne Sentinelone (NYSe:S) is pioneering autonomous cybersecurity to prevent, detect, and respond to cyber attacks faster and with higher accuracy than ever before. our Singularity Xdr platform protects and empowers leading global enterprises with real-time visibility into attack surfaces, cross-platform correlation, and aI-powered response. achieve more capability with less complexity.